Exhibit 3.4

Ministry of Finance Corporate and Personal Property Registries	Number: BC0720538

CERTIFICATE
OF

AMALGAMATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that LIONS GATE ENTERTAINMENT CORP., incorporation number BC0554056 and 408376 B.C. LIMITED, incorporation number C0408376 were amalgamated as one company under the name LIONS GATE ENTERTAINMENT CORP. on April 1, 2005 at 12:00 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On April 1, 2005 JOHN S. POWELL Registrar of Companies Province of British Columbia Canada